Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bionik Laboratories Corp. (the "Company") on Form 10-K for the annual period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Rich Russo Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 21, 2023

/s/ Rich Russo Jr.
Rich Russo Jr.
Chief Executive Officer
(Principal Executive Officer)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bionik Laboratories Corp. (the "Company") on Form 10-K for the annual period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dan Gonsalves, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 21, 2023

/s/ Dan Gonsalves
Dan Gonsalves
Chief Financial Officer
(Principal Financial and Accounting Officer)